EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration

Statement on Form S-3 of our report dated January 30, 1999 relating to the consolidated financial statements, which appears in Home Properties of New

York, Inc.'s Annual Report on Form 10-K as of December 31, 1998.  We also consent to the incorporation by reference of our report dated January 30, 1999 relating to the financial statement schedule, which appears in such Annual

Report on Form 10-K.  We also consent to the incorporation by reference of our reports (1) dated June 18, 1999 on our audit of the CRC Portfolio for the year ended December 31, 1998, which report is included in Form 8-K/A Amendment No. 1 dated July 1, 1999 and filed on July 29, 1999, (2) dated July 1, 1999 on our audit of the Mid-Atlantic Portfolio for the year ended December 31, 1998, which report is included in Form 8-K dated July 15, 1999 and filed on July 30, 1999,

and (3) dated October 26, 1999 and November 2, 1999 on our audits of the Ridley

Portfolio and Colony Apartments, respectively, for the year ended December 31,

1998, which are included in Form 8-K/A Amendment No. 1 dated February 18, 1999 and filed on November 12, 1999.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
December 28, 1999